Exhibit 99.1

Vertex Announces First Quarter 2021 Financial Results

KING OF PRUSSIA, PA – May 13, 2021: Vertex, Inc. (NASDAQ: VERX) (“Vertex” or the “Company”), a global provider of tax technology solutions, today announced financial results for its first quarter ended March 31, 2021.

“Our strong start to 2021 reflects the trust our customers have in us to help them navigate today’s complex and dynamic commerce landscape. The entire team is laser focused on our mission to enable every business to transact, comply and grow with confidence,” said David DeStefano, Vertex President and Chief Executive Officer. “As tax revenues continue to be a key part of our global economic recovery, the mission-critical role of our solutions to enable growth and reduce tax compliance friction will only continue. The investments we are making in our people and technology keep us well-positioned to seize these opportunities with innovative and differentiated solutions.”

First Quarter 2021 Financial Results

●	Total revenues of $98.2 million, up 10.1% year-over-year.
●	Software subscription revenues of $83.3 million, up 9.9% year-over-year.
●	Annual Recurring Revenue of $320.1 million, up 12.6% year-over-year.
●	Operating income of $2.1 million, compared to an operating loss of $(28.2) million for the same period prior year. Non-GAAP operating income of $15.4 million, up 23.6% year-over-year.
●	Net income of $2.3 million, compared to a net loss of $(29.1) million for the same period prior year. Non-GAAP net income of $11.0 million, compared to $11.6 million for the same period prior year.
●	Net income (loss) per basic Class A and Class B share was $0.02, compared to $0.00 and $(0.24), respectively, for the same period prior year. Net income (loss) per diluted Class A and Class B share was $0.01, compared to $0.00 and $(0.24), respectively, for the same period prior year.
●	Non-GAAP diluted EPS was $0.07, compared to $0.09 for the same period prior year.
●	Adjusted EBITDA of $18.2 million, up 18.9% year-over-year. Adjusted EBITDA margin of 18.5%, up 140 basis points year-over-year.

Vertex Chief Financial Officer John Schwab said, “We continue to execute and have delivered another strong quarter of performance. We remain confident in the strength of our business model, and plan to continue investing in our sustainable, long-term growth as CFOs and CIOs around the world face increased business and regulatory complexity. We believe the investments we are making to accelerate go-to-market, expand our partnerships, deliver new products, and enable great customer experiences are adding positive momentum to our business.”

Definitions of certain key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Recent Business Highlights

●	Acquired Taxamo, a cloud-based pioneer in tax and payment automation for global e-commerce and marketplaces on May 12, 2021. The purchase price for Taxamo was approximately $200 million in an all cash transaction. This acquisition supports and accelerates our growth strategies across ecommerce platforms and marketplaces in the enterprise and mid-market in Europe and North America, and among our existing global customers. The acquisition is a strategic opportunity that we believe will provide accretive revenue growth.
●	Acquired the assets of edge-computing startup, Tellutax, on January 25, 2021, enabling the next generation of tax technology solutions to be delivered seamlessly at the point of need with increased scalability and simplified management.

●	Announced a partnership with BigCommerce, a proven e-commerce leader, to deliver sales and use tax automation to the BigCommerce Apps Marketplace.
●	Introduced the Vertex® Indirect Tax Accelerator for Oracle Fusion Cloud Enterprise Resource Planning.
●	Net Revenue Retention Rate was 105% in the first quarter of 2021 as compared to 106% in the fourth quarter of 2020.
●	Announced the hiring of Yvette Burton as Chief People Innovation Officer, an executive responsible to shape the company’s global strategic workforce planning efforts and lead organizational programs to advance inclusion and diversity.

Financial Outlook

For the second quarter of 2021, the Company currently expects:

●	Revenues in the range of $99.0 million to $100.0 million, representing growth of 8.5% to 9.6% from the second quarter of 2020; and
●	Adjusted EBITDA in the range of $15.5 million to $16.5 million, representing a decrease of $6.0 million to $5.0 million from the second quarter of 2020.

The Taxamo acquisition closed on May 12, 2021. The above guidance for the second quarter of 2021 includes the impact of the acquisition, which includes a contribution of $0.5 million to revenues and $0.5 million decrease to Adjusted EBITDA.

For the full-year 2021, the Company currently expects:

●	Revenues in the range of $410 million to $414 million, representing growth of 9.4% to 10.5% from the full-year 2020; and
●	Adjusted EBITDA in the range of $66 million to $70 million, representing a decrease of $12.4 million to $8.4 million from the full-year 2020 due to the acceleration of our growth investments.

The full-year 2021 guidance reflects the impact of the Taxamo acquisition for the remainder of the year, which includes the contribution of $9.0 million to revenues and a $2.0 million decrease to Adjusted EBITDA primarily attributable to integration costs. We expect Taxamo to have a more significant impact on our 2022 revenues due to the timing of the acquisition and the tailwinds from new and pending marketplace facilitator VAT regulations. Notably, such regulations are already effective in the United Kingdom and are scheduled to go into effect throughout the European Union in July 2021.

Certain non-GAAP financial measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP financial measures are not accessible on a forward-looking basis. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP financial measures for these periods but would not impact the non-GAAP financial measures. Such items may include stock-based compensation charges, depreciation and amortization of capitalized software costs and acquired intangible assets, severance, and other items. The unavailable information could have a significant impact on the Company’s GAAP financial results. The foregoing forward-looking statements reflect the Company’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of historical and forward-looking non-GAAP financial measures to the nearest corresponding GAAP equivalents are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call and Webcast Information

Vertex will host a conference call to discuss the first quarter 2021 financial results on May 13, 2021 at 8:30 a.m. Eastern Time (“ET”). The conference call can be accessed live over the phone by dialing 1-877-407-4018, or for international callers 1-201-689-8471. A replay will be available from 11:30 a.m. ET on May 13, 2021, through May 27, 2021, by dialing 1-844-512-2921, or for international callers 1-412-317-6671. The replay passcode will be 13718842.

The call will also be webcast live from Vertex’s investor relations website at https://ir.vertexinc.com. Following the completion of the call, a recorded replay of the webcast will be available on the website.

About Vertex

Vertex, Inc. is a leading global provider of indirect tax software and solutions. The Company’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides cloud-based and on-premise solutions that can be tailored to specific industries for every major line of indirect tax, including sales and consumer use, value added and payroll. Headquartered in North America, and with offices in South America and Europe, Vertex employs over 1,200 professionals and serves companies across the globe. More information can be found at www.vertexinc.com.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: potential effects on our business of the COVID-19 pandemic; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to identify acquisition targets and to successfully integrate and operate acquired businesses; our ability to maintain and expand our strategic relationships with third parties; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the Securities Exchange Commission (“SEC”). Copies of such filing may be obtained from the Company or the SEC.

All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annual Recurring Revenue (“ARR”)

We derive the vast majority of our revenues from recurring software subscriptions. We believe ARR provides us with visibility to our projected software subscription revenues in order to evaluate the health of our business. Because we recognize subscription revenues ratably, we believe investors can use ARR to measure our expansion of existing customer revenues, new customer activity, and as an indicator of future software subscription revenues. ARR is based on monthly recurring revenues (“MRR”) from software subscriptions for the most recent month at period end, multiplied by twelve. MRR is calculated by dividing the software subscription price, inclusive of discounts, by the number of subscription covered months. MRR only includes customers with MRR at the end of the last month of the measurement period.

Net Revenue Retention Rate (“NRR”)

We believe that our NRR provides insight into our ability to retain and grow revenues from our customers, as well as their potential long-term value to us. We also believe it demonstrates to investors our ability to expand existing customer revenues, which is one of our key growth strategies. Our NRR refers to the ARR expansion during the 12 months of a reporting period for all customers who were part of our customer base at the beginning of the reporting period. Our NRR calculation takes into account any revenues lost from departing customers or customers who have downgraded or reduced usage, as well as any revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes.

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the U.S. (“GAAP”), we have calculated non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and free cash flow margin, which are each non-GAAP financial measures. We have provided tabular reconciliations of each of these non-GAAP financial measures to its most directly comparable GAAP financial measure.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non-GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies. Our definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP financial measures, and should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 to be filed with the SEC.

We calculate these non-GAAP financial measures as follows:

●	Non-GAAP cost of revenues, software subscriptions is determined by adding back to GAAP cost of revenues, software subscriptions, the stock-based compensation expense, and depreciation and amortization of capitalized software costs and acquired intangible assets included in cost of revenues for the respective periods.
●	Non-GAAP cost of revenues, services is determined by adding back to GAAP cost of revenues, services, the stock-based compensation expense included in cost of revenues for the respective periods.
●	Non-GAAP gross profit is determined by adding back to GAAP gross profit the stock-based compensation expense, and depreciation and amortization of capitalized software costs and acquired intangible assets included in cost of revenues for the respective periods.
●	Non-GAAP gross margin is determined by adding back to GAAP gross margin the impact of stock-based compensation expense, and depreciation and amortization of capitalized software costs and acquired intangible assets included in cost of revenues as a percentage of revenues for the respective periods.
●	Non-GAAP research and development expense and non-GAAP general and administrative expenses are determined by adding back to GAAP research and development expense and GAAP general and administrative expense the stock-based compensation expense and severance expense included in the applicable expense categories for the respective periods.
●	Non-GAAP selling and marketing expense is determined by adding back to GAAP selling and marketing expense the stock-based compensation expense and the amortization of acquired intangible assets included in selling and marketing expense for the respective periods.

●	Non-GAAP operating income is determined by adding back to GAAP operating income (loss) the stock-based compensation expense, depreciation and amortization of capitalized software costs and acquired intangible assets, and severance expense included in GAAP operating income (loss) for the respective periods.
●	Non-GAAP net income is determined by adding back to GAAP income (loss) before income taxes the stock-based compensation expense, depreciation and amortization of capitalized software costs and acquired intangible assets – cost of subscription revenues, amortization of acquired intangible assets – selling and marketing expense, and severance expense included in GAAP income (loss) before income taxes for the respective periods to determine non-GAAP income (loss) before income taxes. Non-GAAP income (loss) before income taxes is then adjusted for income taxes calculated using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5% and 2.0% for the 2021 and 2020 periods, respectively.
●	Non-GAAP net income per diluted share of Class A and Class B common stock (“Non-GAAP diluted EPS”) is determined by dividing non-GAAP net income by the weighted average shares outstanding of all classes of common stock, inclusive of the impact of common stock equivalents to purchase such common stock, including stock options, restricted stock awards, restricted stock units and employee stock purchase plan shares.
●	Adjusted EBITDA is determined by adding back to GAAP net income (loss) the net interest (income) or expense, income tax expense (benefit), depreciation and amortization of property and equipment, depreciation and amortization of capitalized software costs and acquired intangible assets – cost of subscription revenues, amortization of acquired intangible assets – selling and marketing expense, asset impairments, stock-based compensation expense, severance expense and transaction costs included in GAAP net income (loss) for the respective periods.
●	Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues for the respective periods.
●	Free cash flow is determined by net cash provided by (used in) operating activities and reducing it for purchases of property and equipment and capitalized software additions for the respective periods.
●	Free cash flow margin is determined by dividing free cash flow by total revenues for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Vertex, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(In thousands, except per share data)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$277,681	$303,051
Funds held for customers	8,745	9,222
Accounts receivable, net of allowance of $8,059, and $8,592	63,798	77,159
Prepaid expenses and other current assets	26,696	13,259
Total current assets	376,920	402,691
Property and equipment, net of accumulated depreciation	57,408	56,557
Capitalized software, net of accumulated amortization	34,642	31,989
Goodwill and other intangible assets	21,553	18,711
Deferred commissions	11,693	11,743
Deferred income tax asset	30,373	29,974
Operating lease right-of-use assets	22,981	—
Other assets	2,767	3,263
Total assets	$558,337	$554,928

Liabilities and Equity
Current liabilities:
Accounts payable	$11,115	$8,876
Accrued expenses	15,936	19,176
Distributions payable	2,700	2,700
Customer funds obligations	8,798	9,235
Accrued salaries and benefits	18,065	17,326
Accrued variable compensation	5,854	22,372
Deferred compensation, current	2,057	2,057
Deferred revenue	204,971	207,560
Current portion of long-term debt	—	882
Current portion of operating lease liabilities	4,665	—
Current portion of finance lease liabilities	267	—
Deferred rent and other	—	939
Purchase commitment and contingent consideration liabilities, current	767	845
Total current liabilities	275,195	291,968
Deferred compensation, net of current portion	6,048	5,010
Deferred revenue, net of current portion	13,162	14,702
Debt, net of current portion	—	225
Operating lease liabilities, net of current portion	26,671	—
Finance lease liabilities, net of current portion	334	—
Purchase commitment and contingent consideration liabilities, net of current portion	10,287	8,905
Deferred other liabilities	64	8,632
Total liabilities	331,761	329,442
Commitments and contingencies
Stockholders' equity:
Preferred shares, $0.001 par value, 30,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value, 300,000 shares authorized; 26,972 and 26,327 shares issued and outstanding, respectively	27	26
Class B common stock, $0.001 par value, 150,000 shares authorized; 120,117 and 120,117 shares issued and outstanding, respectively	120	120
Additional paid in capital	205,811	206,541
Retained earnings	24,722	21,926
Accumulated other comprehensive loss	(4,104)	(3,127)
Total stockholders' equity	226,576	225,486
Total liabilities and equity	$558,337	$554,928

Vertex, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2021	2020

Revenues:
Software subscriptions	$83,280	$75,760
Services	14,956	13,485
Total revenues	98,236	89,245
Cost of revenues:
Software subscriptions	25,590	24,684
Services	11,343	14,778
Total cost of revenues	36,933	39,462
Gross profit	61,303	49,783
Operating expenses:
Research and development	11,459	13,079
Selling and marketing	20,150	24,333
General and administrative	24,852	37,636
Depreciation and amortization	2,827	2,869
Other operating (income) expense, net	(129)	111
Total operating expenses	59,159	78,028
Income (loss) from operations	2,144	(28,245)
Interest expense, net	535	569
Income (loss) before income taxes	1,609	(28,814)
Income tax (benefit) expense	(679)	250
Net income (loss)	2,288	(29,064)
Other comprehensive loss from foreign currency translation adjustments and revaluations, net of tax	977	2,998
Total comprehensive income (loss)	$1,311	$(32,062)

Net income attributable to Class A stockholders	$413	$—
Net income per Class A share, basic	$0.02	$—
Weighted average Class A common stock, basic	26,458	—
Net income attributable to Class A stockholders, diluted	$550	$—
Net income per Class A share, diluted	$0.01	$—
Weighted average Class A common stock, diluted	38,003	—

Net income (loss) attributable to Class B stockholders	$1,875	$(29,064)
Net income (loss) per Class B share, basic	$0.02	$(0.24)
Weighted average Class B common stock, basic	120,117	120,417
Net income (loss) attributable to Class B stockholders, diluted	$1,738	$(29,064)
Net income (loss) per Class B share, diluted	$0.01	$(0.24)
Weighted average Class B common stock, diluted	120,117	120,417

Vertex, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
(In thousands)	2021	2020
Cash flows from operating activities:
Net income (loss)	$2,288	$(29,064)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,816	7,436
Provision for subscription cancellations and non-renewals, net of deferred allowance	379	(39)
Amortization of deferred financing costs	53	221
Stock-based compensation expense	6,543	34,920
Deferred income tax (benefit) provision	(615)	—
Non-cash operating lease costs	998	—
Other	(14)	72
Changes in operating assets and liabilities:
Accounts receivable	13,810	9,453
Prepaid expenses and other current assets	(13,437)	(2,167)
Deferred commissions	50	634
Accounts payable	2,258	(2,697)
Accrued expenses	(3,048)	(1,042)
Accrued and deferred compensation	(14,966)	(19,706)
Deferred revenue	(5,046)	(4,307)
Operating lease liabilities	(1,519)	—
Other	485	(131)
Net cash used in operating activities	(2,965)	(6,417)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(6,100)	(12,318)
Property and equipment additions	(6,195)	(5,632)
Capitalized software additions	(2,221)	(3,706)
Net cash used in investing activities	(14,516)	(21,656)
Cash flows from financing activities:
Net increase in customer funds obligations	(438)	(208)
Proceeds from line of credit	—	12,500
Principal payments on line of credit	—	(12,500)
Proceeds from long-term debt	—	175,000
Principal payments on long-term debt	—	(51,041)
Payments for deferred financing costs, net	—	(2,904)
Payments for taxes related to net share settlement of stock-based awards	(7,178)	—
Proceeds from exercise of stock options	147	—
Distributions to stockholders	—	(17,193)
Payments on financing lease liabilities	(671)	—
Net cash (used in) provided by financing activities	(8,140)	103,654
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(226)	(249)
Net (decrease) increase in cash, cash equivalents and restricted cash	(25,847)	75,332
Cash, cash equivalents and restricted cash, beginning of period	312,273	83,495
Cash, cash equivalents and restricted cash, end of period	$286,426	$158,827
Reconciliation of cash, cash equivalents and restricted cash to the Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$277,681	$40,416
Restricted cash—funds held for stockholder distributions	—	110,000
Restricted cash—funds held for customers	8,745	8,411
Total cash, cash equivalents and restricted cash, end of period	$286,426	$158,827

Vertex, Inc. and Subsidiaries

Summary of Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended
	March 31,
(Dollars in thousands, except per share data)	2021	2020
Non-GAAP cost of revenues, software subscriptions	$19,125	$16,625
Non-GAAP cost of revenues, services	$10,749	$9,540
Non-GAAP gross profit	$68,362	$63,080
Non-GAAP gross margin	69.7%	70.6%
Non-GAAP research and development expense	$10,898	$9,587
Non-GAAP selling and marketing expense	$18,779	$17,349
Non-GAAP general and administrative expense	$20,630	$20,739
Non-GAAP operating income	$15,357	$12,425
Non-GAAP net income	$11,042	$11,619
Non-GAAP diluted EPS	$0.07	$0.09
Adjusted EBITDA	$18,184	$15,294
Adjusted EBITDA margin	18.5%	17.1%
Free cash flow	$(11,381)	$(15,755)
Free cash flow margin	(11.6)%	(17.7)%

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended
	March 31,
(Dollars in thousands)	2021	2020
Non-GAAP Cost of Revenues, Software Subscriptions:
Cost of revenues, software subscriptions	$25,590	$24,684
Stock-based compensation expense	(560)	(3,492)
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	(5,905)	(4,567)
Non-GAAP cost of revenues, software subscriptions	$19,125	$16,625

Non-GAAP Cost of Revenues, Services:
Cost of revenues, services	$11,343	$14,778
Stock-based compensation expense	(594)	(5,238)
Non-GAAP cost of revenues, services	$10,749	$9,540

Non-GAAP Gross Profit:
Gross profit	$61,303	$49,783
Stock-based compensation expense	1,154	8,730
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	5,905	4,567
Non-GAAP gross profit	$68,362	$63,080

Non-GAAP Gross Margin:
Gross margin	62.5%	55.7%
Stock-based compensation expense as a percentage of revenues	1.2%	9.8%
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues as a percentage of revenues	6.0%	5.1%
Non-GAAP gross margin	69.7%	70.6%

Non-GAAP Research and Development Expense:
Research and development expense	$11,459	$13,079
Stock-based compensation expense	(561)	(3,492)
Non-GAAP research and development expense	$10,898	$9,587

Non-GAAP Selling and Marketing Expense:
Selling and marketing expense	$20,150	$24,333
Stock-based compensation expense	(1,287)	(6,984)
Amortization of acquired intangible assets – selling and marketing expense	(84)	—
Non-GAAP selling and marketing expense	$18,779	$17,349

Non-GAAP General and Administrative Expense:
General and administrative expense	$24,852	$37,636
Stock-based compensation expense	(3,541)	(15,714)
Severance expense	(531)	(1,183)
Transaction costs	(150)	—
Non-GAAP general and administrative expense	$20,630	$20,739

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2021	2020
Non-GAAP Operating Income:
Income (loss) from operations	$2,144	$(28,245)
Stock-based compensation expense	6,543	34,920
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	5,905	4,567
Amortization of acquired intangible assets – selling and marketing expense	84	—
Severance expense	531	1,183
Transaction costs	150	—
Non-GAAP operating income	$15,357	$12,425

Non-GAAP Net Income:
Income (loss) before income taxes	$1,609	$(28,814)
Stock-based compensation expense	6,543	34,920
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	5,905	4,567
Amortization of acquired intangible assets – selling and marketing expense	84	—
Severance expense	531	1,183
Transaction costs	150	—
Non-GAAP income before income taxes	14,822	11,856
Income tax adjustment at statutory rate	(3,780)	(237)
Non-GAAP net income	$11,042	$11,619

Non-GAAP Diluted EPS:
Non-GAAP net income	$11,042	$11,619
Weighted average Class A and B common stock, diluted	158,120	124,151
Non-GAAP diluted EPS	$0.07	$0.09

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three Months Ended
	March 31,
(Dollars in thousands)	2021	2020
Adjusted EBITDA:
Net income (loss)	$2,288	$(29,064)
Interest expense, net	535	569
Income tax (benefit) expense	(679)	250
Depreciation and amortization - property and equipment	2,827	2,869
Depreciation and amortization of capitalized software and acquired intangible assets - cost of subscription revenues	5,905	4,567
Amortization of acquired intangible assets - selling and marketing expense	84	—
Stock-based compensation expense	6,543	34,920
Severance expense	531	1,183
Transaction costs	150	—
Adjusted EBITDA	$18,184	$15,294

Adjusted EBITDA Margin:
Total revenues	$98,236	$89,245
Adjusted EBITDA margin	18.5%	17.1%

	Three Months Ended
	March 31,
(Dollars in thousands)	2021	2020
Free Cash Flow:
Cash used in operating activities	$(2,965)	$(6,417)
Property and equipment additions	(6,195)	(5,632)
Capitalized software additions	(2,221)	(3,706)
Free cash flow	$(11,381)	$(15,755)

Free Cash Flow Margin:
Total revenues	$98,236	$89,245
Free cash flow margin	(11.6)%	(17.7)%

Investor Contact:
Ankit Hira or Ed Yuen
Solebury Trout for Vertex, Inc.
ir@vertexinc.com
610.312.2890

Media Contact:

Tricia Schafer-Petrecz

Vertex, Inc.

tricia.schafer-petrecz@vertexinc.com

484.595.6142